SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11801 Research Drive

Suite D

Alachua, Florida 32615

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 31, 2014, our board of directors approved salary increases for fiscal year 2015 for Sue Washer, our president and chief executive officer, and Jeffrey Chulay, our vice president and chief medical officer. For fiscal year 2015, Ms. Washer’s annual salary will be $400,000 and Dr. Chulay’s annual salary will be $350,000.

(f)

On July 31, 2014, our board of directors approved the payment of non-equity incentive plan compensation for fiscal year 2014 for our named executive officers. Our named executive officers’ other compensation for fiscal year 2014 was previously reported by us in the Summary Compensation Table included in the prospectus which formed a part of our Registration Statement on Form S-1 (File No. 333-197385) initially filed with the SEC on July 11, 2014, as amended and supplemented.

Pursuant to Item 5.02(f) of Form 8-K, below is updated Summary Compensation Table information for fiscal year 2014, which includes the fiscal 2014 non-equity incentive plan compensation amounts and total compensation figures for fiscal year 2014.

Name	Year	Salary ($)	Option Awards ($)(1)	Bonus ($)		Non-equity incentive plan compensation ($)	Other ($)(2)	Total ($)
Susan B. Washer President and chief executive officer	2014	313,913	1,601,509	—		100,000	8,800	2,024,222

Lawrence E. Bullock Chief financial officer	2014	125,000	908,819	50,000	(3)	28,500	2,080	1,114,399

Daniel Menichella Vice president and chief business officer	2014	241,667	603,145	14,000	(3)	30,208	6,042	895,062

Jeffrey D. Chulay, M.D. Vice president and chief medical officer	2014	336,189	366,259	—		72,491	10,412	785,351

(1)	Represents the grant date fair value of option awards granted in fiscal year 2014 in accordance with ASC 718. The assumptions we used in calculating these amounts are as follows:

Expected volatility	60.00% to 85.00%
Expected term in years	6.25
Risk-free interest rate	2.05% to 2.31%
Expected dividend yield	0.00%

(2)	Consists of 401(k) matching contributions.
(3)	Amount consists of signing bonus paid to the individual in connection with his initial employment by us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

Date: August 6, 2014

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